Exhibit 99.3 Projected Earnings (Losses) by Business Units (Unaudited) (1) (Dollars, except EPS, and shares in millions) 2021 Earnings Guidance North Sempra Sempra Texas U.S Sempra American Energy SDG&E SoCalGas Utilities Utilities Mexico Sempra LNG Infrastructure Parent & Other Consolidated Projected GAAP Earnings (Losses) $ 790 $ 645 $ 630 $ 2,065 $ 320 $ 380 $ 700 $ (320) $ 2,445 Weighted-average common shares outstanding, diluted GAAP 314 Projected GAAP EPS contribution $ 2 .52 $ 2 .06 $ 2 .01 $ 6.59 $ 1 .02 $ 1.21 $ 2.23 $ (1.02) $ 7.80 Percentage of Sempra Energy Consolidated GAAP EPS/Earnings Guidance 84% 29% (13%) 100% Percentage of Sempra Energy Consolidated EPS/Earnings Guidance, Adjusted to Exclude Parent & Other 75% 25% 100% (1) Amounts represent the midpoint of the earnings guidance range for each business unit. 29Exhibit 99.3 Projected Earnings (Losses) by Business Units (Unaudited) (1) (Dollars, except EPS, and shares in millions) 2021 Earnings Guidance North Sempra Sempra Texas U.S Sempra American Energy SDG&E SoCalGas Utilities Utilities Mexico Sempra LNG Infrastructure Parent & Other Consolidated Projected GAAP Earnings (Losses) $ 790 $ 645 $ 630 $ 2,065 $ 320 $ 380 $ 700 $ (320) $ 2,445 Weighted-average common shares outstanding, diluted GAAP 314 Projected GAAP EPS contribution $ 2 .52 $ 2 .06 $ 2 .01 $ 6.59 $ 1 .02 $ 1.21 $ 2.23 $ (1.02) $ 7.80 Percentage of Sempra Energy Consolidated GAAP EPS/Earnings Guidance 84% 29% (13%) 100% Percentage of Sempra Energy Consolidated EPS/Earnings Guidance, Adjusted to Exclude Parent & Other 75% 25% 100% (1) Amounts represent the midpoint of the earnings guidance range for each business unit. 29